Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for SECOND quarter 2017

ENGLEWOOD, COLO. (August 2, 2017) — CSG Systems International, Inc. (Nasdaq: CSGS), the trusted global partner to launch and monetize digital services, today reported results for the quarter ended June 30, 2017.

Key Highlights:

•	Second quarter 2017 financial results:
•	Total revenues were $192.7 million.
•	GAAP operating income was $24.2 million, or 12.6% of total revenues and non-GAAP operating income was $34.7 million, or 18.0% of total revenues.
•	GAAP earnings per diluted share (EPS) was $0.35. Non-GAAP EPS was $0.62.
•	Cash flows from operations were $34.5 million.
•	CSG declared its quarterly cash dividend of $0.1975 per share of common stock, or a total of approximately $7 million, to shareholders.
•	During the second quarter, CSG converted over 2.7 million customer accounts onto its cloud solutions.

“We continue to execute well against our plan,” said Bret Griess, chief executive officer and president for CSG International.  “We’ve grown revenues two percent through the first six months of the year, extended our contract with our second largest customer – Charter Communications – through 2021, converted another 2.7 million Comcast customer accounts off of a competitor’s solution and onto our platform, doubled our managed services revenue year-over-year and stepped up our investments in our next generation Ascendon platform.  Our relentless focus on helping our customers is positioning us well.”

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August 2, 2017

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarters Ended June 30,			Six Months Ended June 30,
			Percent			Percent
	2017	2016	Changed	2017	2016	Changed
Revenues	$192,713	$190,252	1%	$385,183	$376,478	2%
GAAP Results:
Operating Income	$24,248	$29,374	(17%)	$51,261	$70,665	(27%)
Operating Margin	12.6%	15.4%	—	13.3%	18.8%	—
EPS	$0.35	$0.33	6%	$0.97	$0.97	0%
Non-GAAP Results:
Operating Income	$34,687	$42,375	(18%)	$69,332	$86,647	(20%)
Operating Margin	18.0%	22.3%	—	18.0%	23.0%	—
EPS	$0.62	$0.70	(11%)	$1.25	$1.47	(15%)

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the second quarter of 2017 were $192.7 million, a 1% increase when compared to revenues of $190.3 million for the second quarter of 2016, and relatively consistent when compared to revenues of $192.5 million for the first quarter of 2017.  The year-over-year increase in revenues is attributed to the growth of CSG’s cloud and related solutions revenues, resulting primarily from higher revenues from our recurring managed services arrangements and the conversion of customer accounts onto our cloud solutions over the past year, reduced by lower software and services revenues generated during the quarter.

GAAP Results: GAAP operating income for the second quarter of 2017 was $24.2 million, or 12.6% of total revenues, compared to $29.4 million, or 15.4% of total revenues, for the second quarter of 2016, and $27.0 million, or 14.0% of total revenues, for the first quarter of 2017.  GAAP EPS for the second quarter of 2017 was $0.35, as compared to $0.33 for the second quarter of 2016, and $0.62 for the first quarter of 2017.

The year-over-year decrease in GAAP operating income is primarily due to lower operating results, driven mainly by the increase in planned investments aimed at generating future long-term growth in our business.  The year-over-year increase in GAAP EPS can be mainly attributed to the loss on the repurchase of the 2010 Convertible Notes in the second quarter of 2016.

The sequential quarterly decrease in GAAP operating income can be primarily attributed to restructuring and reorganization charges taken in the current quarter.  The sequential quarterly decrease in GAAP EPS is mainly due to the first quarter of 2017 benefiting from a lower effective income tax rate of 9%, compared to 43% for the current quarter (for an expected annual rate of 32%), and to a lesser degree, restructuring and reorganization charges. The lower first quarter 2017 income tax rate of 9% was primarily the result of an approximate $5 million net income tax benefit resulting from Comcast’s exercise of 1.4 million vested stock warrants in January 2017.

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August 2, 2017

Non-GAAP Results:  Non-GAAP operating income for the second quarter of 2017 was $34.7 million, or 18.0% of total revenues, compared to $42.4 million, or 22.3% of total revenues, for the second quarter of 2016, and $34.6 million, or 18.0% of total revenues for the first quarter of 2017.  Non-GAAP EPS for the second quarter of 2017 was $0.62, compared to $0.70 for the second quarter of 2016, and $0.62 for the first quarter of 2017.  The year-over-year decreases in both non-GAAP operating income and non-GAAP EPS were primarily due to lower operating results, driven mainly by the increase in planned investments aimed at generating future long-term growth in our business.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at June 30, 2017 were $245.0 million, compared to $237.9 million as of March 31, 2017 and $276.5 million at December 31, 2016.

CSG generated net cash flows from operations for the second quarters ended June 30, 2017 and 2016 of $34.5 million and $40.1 million, respectively, and had non-GAAP free cash flow of $25.3 million and $36.5 million, respectively.  For the six months ended June 30, 2017 and 2016, CSG generated net cash flows from operations of $64.5 million and $50.8 million, respectively, and had non-GAAP free cash flow of $45.8 million and $41.9 million, respectively.

2017 Financial Guidance

CSG is adjusting its financial guidance for the full year 2017 as follows:

	As of August 2, 2017	Previous
Revenues	$770 - $785 million	$765 - $785 million
GAAP EPS	$1.88 - $1.97	$1.93 - $2.09
Non-GAAP EPS	$2.45 - $2.59	$2.45 - $2.59
GAAP Net Income	$62 - $65 million	$64 - $69 million
Non-GAAP Adjusted EBITDA	$173 - $177 million	$171 - $179 million
Cash Flows From Operating Activities	$105 - $125 million	$105 - $125 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, August 2, 2017 at 5:00 p.m. Eastern Time, to discuss CSG’s second quarter results for 2017. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-888-600-4863 and ask the operator for the CSG conference call and Liz Bauer, chairperson.

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August 2, 2017

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG International (NASDAQ: CSGS) is the trusted global partner to help clients launch and monetize communications and entertainment services in the digital age. Leveraging 35 years of experience and expertise in voice, video, data and content services, CSG delivers market-leading revenue management and customer interaction solutions in licensed and managed service models.  The company drives business transformation initiatives for the majority of the top 100 global communications service providers, including AT&T, Charter Communications, Comcast, DISH, ESPN, Media-Saturn, Orange, Reliance, SingTel Optus, Telefonica, Telstra, Vodafone, Vivo and Verizon. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately sixty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account conversions to CSG’s cloud platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

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August 2, 2017

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$125,111	$126,351
Short-term investments	119,843	150,147
Total cash, cash equivalents and short-term investments	244,954	276,498
Trade accounts receivable:
Billed, net of allowance of $2,706 and $3,080	197,486	208,930
Unbilled	37,353	30,828
Income taxes receivable	13,517	11,931
Other current assets	37,633	31,751
Total current assets	530,943	559,938
Non-current assets:
Property and equipment, net of depreciation of $129,475 and $122,866	36,343	33,116
Software, net of amortization of $104,252 and $99,316	28,890	30,427
Goodwill	206,634	201,094
Client contracts, net of amortization of $88,406 and $96,723	38,089	40,675
Deferred income taxes	13,455	14,218
Other assets	10,040	12,411
Total non-current assets	333,451	331,941
Total assets	$864,394	$891,879
LIABILITIES, CURRENT PORTION OF LONG-TERM DEBT CONVERSION OBLIGATION AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized discounts of zero and $296	$18,750	$49,426
Client deposits	32,590	33,916
Trade accounts payable	29,982	35,118
Accrued employee compensation	50,314	65,341
Deferred revenue	57,865	45,064
Income taxes payable	423	822
Other current liabilities	18,960	22,342
Total current liabilities	208,884	252,029
Non-current liabilities:
Long-term debt, net of unamortized discounts of $20,652 and $23,007	318,098	326,993
Deferred revenue	7,710	6,694
Income taxes payable	2,441	2,245
Deferred income taxes	100	99
Other non-current liabilities	12,035	12,618
Total non-current liabilities	340,384	348,649
Total liabilities	549,268	600,678
Current portion of long-term debt conversion obligation	-	39,841
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 33,700 and 32,261 shares outstanding	689	672
Common stock warrants; zero and 1,426 warrants vested; 1,425 and 2,851 issued	-	16,007
Additional paid-in capital	421,638	391,209
Treasury stock, at cost; 33,830 and 34,919 shares	(804,650)	(826,002)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	(12)	(159)
Cumulative foreign currency translation adjustments	(35,649)	(45,213)
Accumulated earnings	733,110	714,846
Total stockholders' equity	315,126	251,360
Total liabilities, current portion of long-term debt conversion obligation and stockholders' equity	$864,394	$891,879

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August 2, 2017

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues:
Cloud and related solutions	$157,879	$149,992	$316,656	$299,806
Software and services	15,896	21,152	30,954	40,330
Maintenance	18,938	19,108	37,573	36,342
Total revenues	192,713	190,252	385,183	376,478
Cost of revenues (exclusive of depreciation, shown separately below):
Cloud and related solutions	77,286	70,195	153,338	136,428
Software and services	10,405	11,461	21,679	24,827
Maintenance	9,969	11,127	20,351	21,011
Total cost of revenues	97,660	92,783	195,368	182,266
Other operating expenses:
Research and development	27,939	24,281	54,779	47,907
Selling, general and administrative	36,819	34,980	74,165	69,031
Depreciation	3,316	3,509	6,631	7,025
Restructuring and reorganization charges	2,731	5,325	2,979	(416)
Total operating expenses	168,465	160,878	333,922	305,813
Operating income	24,248	29,374	51,261	70,665
Other income (expense):
Interest expense	(4,146)	(4,473)	(8,452)	(7,478)
Amortization of original issue discount	(625)	(1,136)	(1,513)	(2,794)
Interest and investment income, net	704	523	1,510	991
Loss on repurchase of convertible notes	-	(5,108)	-	(8,319)
Other, net	122	(1,895)	(153)	(2,686)
Total other	(3,945)	(12,089)	(8,608)	(20,286)
Income before income taxes	20,303	17,285	42,653	50,379
Income tax provision	(8,722)	(6,448)	(10,835)	(18,038)
Net income	$11,581	$10,837	$31,818	$32,341

Weighted-average shares outstanding:
Basic	32,572	30,942	32,294	30,852
Diluted	32,996	32,811	32,795	33,241

Earnings per common share:
Basic	$0.36	$0.35	$0.99	$1.05
Diluted	0.35	0.33	0.97	0.97

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August 2, 2017

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net income	$31,818	$32,341
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	6,631	7,025
Amortization	14,418	13,040
Amortization of original issue discount	1,513	2,794
Asset impairment	2,147	-
(Gain) loss on short-term investments and other	(37)	3
Loss on repurchase of convertible notes	-	8,319
Gain on disposition of business operations	-	(6,611)
Deferred income taxes	1,725	78
Excess tax benefit of stock-based compensation awards	-	(3,440)
Stock-based compensation	11,644	12,086
Subtotal	69,859	65,635
Changes in operating assets and liabilities:
Trade accounts receivable, net	7,796	5,705
Other current and non-current assets	(4,787)	(1,866)
Income taxes payable/receivable	(1,402)	(7,971)
Trade accounts payable and accrued liabilities	(19,266)	(18,758)
Deferred revenue	12,288	8,020
Net cash provided by operating activities	64,488	50,765

Cash flows from investing activities:
Purchases of property and equipment	(18,738)	(8,863)
Purchases of short-term investments	(73,831)	(102,110)
Proceeds from sale/maturity of short-term investments	104,291	61,833
Acquisition of and investments in client contracts	(7,526)	(4,461)
Proceeds from the disposition of business operations	-	8,850
Net cash provided by (used in) investing activities	4,196	(44,751)

Cash flows from financing activities:
Proceeds from issuance of common stock	846	715
Payment of cash dividends	(13,713)	(12,265)
Repurchase of common stock	(16,482)	(19,494)
Proceeds from long-term debt	-	230,000
Payments on long-term debt	(7,500)	(3,750)
Repurchase of convertible notes	-	(198,367)
Settlement of convertible notes	(34,771)	-
Payments of deferred financing costs	-	(6,744)
Excess tax benefit of stock-based compensation awards	-	3,440
Net cash used in financing activities	(71,620)	(6,465)
Effect of exchange rate fluctuations on cash	1,696	2,937

Net increase (decrease) in cash and cash equivalents	(1,240)	2,486

Cash and cash equivalents, beginning of period	126,351	132,631
Cash and cash equivalents, end of period	$125,111	$135,117

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$7,629	$4,619
Income taxes	10,490	25,923

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August 2, 2017

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Americas	85%	86%	85%
Europe, Middle East and Africa	9%	9%	9%
Asia Pacific	6%	5%	6%
Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Comcast	27%	27%	25%
Charter/Time Warner (for all periods presented)	21%	21%	22%
DISH	11%	12%	14%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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August 2, 2017

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on repurchase of convertible notes	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would

CSG Systems International, Inc.

August 2, 2017

incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible notes are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss on the repurchase of CSG’s convertible notes is non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the repurchase of CSG’s convertible notes, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended		Quarter Ended
	June 30, 2017		June 30, 2016
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$24,248	12.6%	$29,374	15.4%
Restructuring and reorganization charges (1)	2,731	1.4%	5,325	2.8%
Stock-based compensation (1)	5,974	3.1%	5,461	2.9%
Amortization of acquired intangible assets	1,734	0.9%	2,215	1.2%
Non-GAAP operating income	$34,687	18.0%	$42,375	22.3%

	Six Months Ended		Six Months Ended
	June 30, 2017		June 30, 2016
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$51,261	13.3%	$70,665	18.8%
Restructuring and reorganization charges (1)	2,979	0.8%	(416)	(0.1%)
Stock-based compensation (1)	11,644	3.0%	11,988	3.2%
Amortization of acquired intangible assets	3,448	0.9%	4,410	1.1%
Non-GAAP operating income	$69,332	18.0%	$86,647	23.0%
(1)

Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.  In addition, restructuring and reorganization charges include the impact of the gain on disposition of business operations for the six months ended June 30, 2016.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	June 30, 2017		June 30, 2016
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$11,581	$0.35	$10,837	$0.33
GAAP income tax provision (2)	8,722		6,448
GAAP income before income taxes	20,303		17,285
Restructuring and reorganization charges (1)	2,731		5,325
Stock-based compensation (1)	5,974		5,461
Amortization of acquired intangible assets	1,734		2,215
Loss on repurchase of convertible notes	-		5,108
Amortization of OID	625		1,136
Non-GAAP income before income taxes	31,367		36,530
Non-GAAP income tax provision (2)	(10,790)		(13,516)
Non-GAAP net income	$20,577	$0.62	$23,014	$0.70

CSG Systems International, Inc.

August 2, 2017

	Six Months Ended		Six Months Ended
	June 30, 2017		June 30, 2016
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$31,818	$0.97	$32,341	$0.97
GAAP income tax provision (2)	10,835		18,038
GAAP income before income taxes	42,653		50,379
Restructuring and reorganization charges (1)	2,979		(416)
Stock-based compensation (1)	11,644		11,988
Amortization of acquired intangible assets	3,448		4,410
Loss on repurchase of convertible notes	-		8,319
Amortization of OID	1,513		2,794
Non-GAAP income before income taxes	62,237		77,474
Non-GAAP income tax provision (2)	(21,378)		(28,665)
Non-GAAP net income	$40,859	$1.25	$48,809	$1.47
(2)

For the second quarter and six months ended June 30, 2017 the GAAP effective income tax rates were approximately 43% and 25%, respectively, and the non-GAAP effective income tax rates were approximately 34% for both periods.  The difference between the GAAP and non-GAAP effective income tax rates relates primarily to the timing treatment of the net income tax benefit from Comcast’s exercise of their vested stock warrants in January 2017.  The net income tax benefit from this item is spread ratably across 2017 in the non-GAAP effective income tax rate; however, the entire amount of the benefit was recorded as a discrete item, as required by GAAP, in the first quarter 2017 resulting in a GAAP effective income tax rate of 9%.

For the second quarter and six months ended June 30, 2016 the GAAP effective income tax rates were 37% and 36%, respectively, and the non-GAAP effective income tax rates were approximately 37% for both periods.

(3)

The outstanding diluted shares for the second quarter and six months ended June 30, 2017 were 33.0 million and 32.8 million, respectively, and for the second quarter and six months ended June 30, 2016 were 32.8 million 33.2 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
GAAP net income	$11,581	$10,837	$31,818	$32,341
GAAP income tax provision	8,722	6,448	10,835	18,038
Interest expense (4)	4,146	4,473	8,452	7,478
Amortization of OID	625	1,136	1,513	2,794
Loss on repurchase of convertible notes	-	5,108	-	8,319
Interest and investment income and other, net	(826)	1,372	(1,357)	1,695
GAAP operating income	24,248	29,374	51,261	70,665
Restructuring and reorganization charges (1)	2,731	5,325	2,979	(416)
Stock-based compensation (1)	5,974	5,461	11,644	11,988
Amortization of acquired intangible assets (5)	1,734	2,215	3,448	4,410
Amortization of other intangible assets (5)	4,656	3,810	9,832	7,535
Depreciation	3,316	3,509	6,631	7,025
Non-GAAP adjusted EBITDA	$42,659	$49,694	$85,795	$101,207
Non-GAAP adjusted EBITDA as a percentage of revenues	22%	26%	22%	27%

CSG Systems International, Inc.

August 2, 2017

(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Amortization of acquired intangible assets	$1,734	$2,215	$3,448	$4,410
Amortization of other intangible assets	4,656	3,810	9,832	7,535
Amortization of deferred financing costs	557	600	1,138	1,095
Total amortization	$6,947	$6,625	$14,418	$13,040

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities	$34,524	$40,091	$64,488	$50,765
Purchases of property and equipment	(9,181)	(3,601)	(18,738)	(8,863)
Non-GAAP free cash flow	$25,343	$36,490	$45,750	$41,902

Non-GAAP Financial Measures – 2017 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2017 full year financial guidance, is as follows:

2017
Guidance
GAAP operating margin	14.00%
Restructuring and reorganization charges (6)	0.50%
Stock-based compensation (7)	2.50%
Amortization of acquired intangible assets (8)	1.00%
Non-GAAP operating margin	18.00%

(6)	This represents the pretax impact of restructuring and reorganization charges of an estimated $3 million on CSG’s operating income margin as a percentage of the midpoint of 2017 revenue guidance.
(7)	This represents the pretax impact of stock-based compensation expense of an estimated $21 million on CSG’s operating income margin as a percentage of the midpoint of 2017 revenue guidance.
(8)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $7 million on CSG’s operating income margin as a percentage of the midpoint of 2017 revenue guidance.

CSG Systems International, Inc.

August 2, 2017

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2017 full year financial guidance is as follows (in thousands, except per share amounts):

	2017 Guidance Range
	Low Range		High Range
	Amounts	EPS (10)	Amounts	EPS (10)
GAAP net income	$61,900	$1.88	$64,700	$1.97
GAAP income tax provision (9)	28,700		28,900
GAAP income before income taxes	90,600		93,600
Restructuring and reorganization charges	2,900		2,900
Stock-based compensation	21,400		21,400
Amortization of acquired intangible assets	6,800		6,800
Amortization of OID	2,800		2,800
Non-GAAP income before income taxes	124,500		127,500
Non-GAAP income tax provision (9)	(43,600)		(42,100)
Non-GAAP net income	$80,900	$2.45	$85,400	$2.59

(9)	For 2017, the estimated effective income tax rate for GAAP and non-GAAP purposes are expected to be approximately 32% and 34%, respectively.

(10)	The weighted-average diluted shares outstanding are expected to be 33.0 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2017 full year financial guidance at the mid-point (in thousands, except percentages):

2017
GAAP net income	$63,300
GAAP income tax provision	28,800
Interest expense	17,000
Amortization of OID	2,800
Interest and investment income and other, net	(3,000)
GAAP operating income	108,900
Restructuring and reorganization charges	2,900
Stock-based compensation	21,400
Amortization of acquired intangible assets	6,800
Amortization of other intangible assets	21,000
Depreciation	14,000
Non-GAAP adjusted EBITDA	$175,000
Non-GAAP adjusted EBITDA as a percentage of revenues	23%

CSG Systems International, Inc.

August 2, 2017

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2017
Cash flows from operating activities	$115,000
Purchases of property and equipment	(22,500)
Non-GAAP free cash flow	$92,500